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                                                                   EXHIBIT 10.24

                              CONSULTING AGREEMENT

        This Consulting Agreement ("Agreement") is made and entered into as of the 26th day of January 2000, by and between ORBCOMM GLOBAL, L.P., a Delaware limited partnership ("Consultant"), with its principal place of business located at 2455 Horse Pen Road, Herndon, Virginia 20171 and ORBITAL COMMUNICATIONS CORPORATION, a Delaware corporation ("OCC"), with its principal place of business located at 21700 Atlantic Boulevard, Dulles, Virginia 20166-6801.

                              W I T N E S S E T H:

        WHEREAS, the Consultant has expertise in particular areas relevant to OCC's business;

        WHEREAS, the Consultant desires to provide advice and other services to OCC that draw upon such expertise; and

        WHEREAS, OCC desires to employ the Consultant to render advice and other services to OCC that draw upon the Consultant's expertise.

        NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I - SCOPE

        Consultant shall furnish to OCC the advice and services described in Exhibit A hereto, as such Exhibit may be modified from time to time by mutual agreement of the parties (the "Services"). The Services shall be performed at such times as are mutually agreeable to the parties. The Services shall be performed with the authorization of and under the direction of the President of OCC.

ARTICLE II - TERM

        The term of this Agreement shall commence on the date hereof and shall continue until such time as is mutually agreeable to OCC and Consultant, unless earlier terminated by one of the parties in accordance with Article IV; provided, however, that in the event the licenses authorizing OCC to construct, launch and operate 48 low-Earth orbit satellites and to operate the associated ground infrastructure and subscriber units in the United States granted to OCC by the Federal Communications Commission on October 20, 1994, May 17, 1995, June 12, 1995 and March 31, 1998 are transferred by OCC to Consultant, this Agreement shall automatically terminate on such transfer.

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ARTICLE III - CONSIDERATION

        Subject to the terms and conditions of this Agreement, as compensation for the Services, OCC shall pay the Consultant as follows:

        (a) for the period commencing on the date hereof and ending on December 31, 2000, the sum of $80,000; $40,000 of which shall be payable on June 30, 2000 and $40,000 of which shall be payable on December 31, 2000; and

        (b) for the periods following December 31, 2000, such fee as is mutually agreeable to OCC and Consultant, as determined by negotiation in good faith by each of OCC and Consultant.

ARTICLE IV - TERMINATION

        OCC or the Consultant may, at any time, by giving the other party ten
(10) days' notice in writing, terminate this Agreement. This Agreement may also be terminated immediately upon any breach of its terms by either party. In the event of termination, OCC shall be subject to no liability, except to pay Consultant for the Services performed up to and including the date of termination in accordance with Article III. The provisions contained in Article V shall survive termination of this Agreement.

ARTICLE V - GOVERNING LAW

        This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without giving effect to the conflict or choice of law provisions thereof.

ARTICLE VI - ASSIGNMENT

        This Agreement and the rights and obligations of the parties hereunder may not be assigned by either party without the prior written consent of the other.

ARTICLE VII - SEVERABILITY

        If any provision of this Agreement, or the application thereof, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the maximum extent permissible under applicable law.

ARTICLE VIII - NOTICES

        All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt if delivered personally or by facsimile (answerback received), one business day after being sent by express or overnight mail, or three business days after being sent by

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registered or certified mail, return receipt required, postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, provided that such notice shall be effective only upon receipt thereof):

        (a)     If to OCC:

                Orbital Communications Corporation
                21700 Atlantic Boulevard
                Dulles, Virginia  20166-6801
                Attention:  Vice President and Chief Financial Officer
                Facsimile:  (703) 406-3502

        (b)     If to Consultant:

                ORBCOMM Global, L.P.
                2455 Horse Pen Road
                Suite 100
                Herndon, Virginia  20171
                Attention:  Senior Vice President and General Counsel
                Facsimile:  (703) 406-5933

                with a copy to:

                Teleglobe Inc.
                1000 rue de la Gauchetiere ouest
                Montreal, Quebec
                Canada  H3B 4X5
                Attention:  Vice President, Chief Legal Officer and Corporate
                            Secretary
                Facsimile:  (514) 868-7438

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ORBITAL COMMUNICATIONS CORPORATION        ORBCOMM GLOBAL, L.P.

By: /S/ Jeffrey V. Pirone                 By: /s/ Scott L. Webster
    --------------------------                --------------------------
    Name:   Jeffrey V. Pirone                 Name: Scott L. Webster
    Title:  Vice President and                Title:  President and
              Chief Financial Officer                   Chief Executive Officer

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                                    EXHIBIT A

                       Consulting Services To Be Performed

Subject to OCC's supervision and review, ORBCOMM shall provide to OCC regulatory, technical, legal and administrative support before the Federal Communications Commission (the "FCC") and other appropriate regulatory bodies. Such support to include but not be limited to:

        (a) assisting in the prosecution of the modification requests filed with the FCC in 1999 by OCC, which seek to modify the FCC licenses to operate a mobile-satellite service system (the "ORBCOMM system") granted to OCC on October 20, 1994 and subsequently modified on March 31, 1998;

        (b) providing technical support to the FCC in the international coordination of the ORBCOMM system, as required under the FCC licenses and modifications;

        (c) providing reports and notifications to the FCC as required by Title 47, Part 25 of the Code of Federal Regulations;

        (d) assisting in the prosecution of OCC's petition to the FCC regarding an FCC decision on the primary coordination status of the ORBCOMM system with respect to other US mobile-satellite service systems;

        (e) providing technical support to OCC in the coordination of the ORBCOMM system with other US mobile-satellite service systems; and

        (f) Represent the ORBCOMM system before international regulatory bodies including the International Telecommunications Union and the Organization of American States.

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